For Immediate Release

MEMC COMPLETES ACQUISITION OF SOLAICX

St Peters, MO, July 2, 2010 – MEMC Electronic Materials, Inc. (NYSE: WFR), a global leader in the manufacture and sale of wafers to the semiconductor and solar industries, announced today that it has completed the acquisition of privately held Solaicx.

At closing, MEMC paid the initial merger consideration of $66 million in cash, plus an additional amount in cash of approximately $10 million that is equal to amounts that have recently been invested in Solaicx by its existing security holders. The acquisition is expected to be accretive to earnings per share in 2011.

“We are delighted to complete this acquisition and to welcome the employees of Solaicx,” said Ken Hannah, President of MEMC Solar Materials. “The acquisition brings to MEMC talented people and cost-effective, proprietary process and equipment that expand our served market in the solar industry.”

Solaicx, headquartered in Santa Clara, California, has approximately 80 employees and a large-scale production facility in Portland, Oregon.

As a result of the acquisition, MEMC now has proprietary continuous crystal growth manufacturing technology that yields low-cost, high-efficiency monocrystalline silicon wafers for the photovoltaic solar industry. MEMC also has low-cost polysilicon and crystal operations in North America, with support offices around the world that provide customers with industry-leading customer service. The acquisition advances MEMC’s ability to drive solar industry toward grid parity.

Other Events
In connection with the acquisition of Solaicx, the Company granted special inducement grants under its shareholder-approved 2001 Equity Incentive Plan to retain certain Solaicx employees as employees of MEMC. The Company granted restricted stock units valued at up to $2.358 million, subject to performance and time-based vesting beginning on the first anniversary of the closing, subject to these employees being employed by MEMC on the relevant dates.

About MEMC
MEMC is a global leader in the manufacture and sale of wafers and related intermediate products to the semiconductor and solar industries. MEMC is also a developer of solar power projects and North America's largest solar energy services provider. MEMC has been a pioneer in the design and development of silicon wafer technologies for 50 years. With R&D and manufacturing facilities in the U.S., Europe and Asia, MEMC enables the next generation of high performance semiconductor devices and solar cells.  MEMC's common stock is listed on the New York Stock Exchange under the symbol "WFR" and is included in the S&P 500 Index. For more information about MEMC, visit www.memc.com.

About Solaicx, Inc.
Solaicx manufactures low-cost, high-quality silicon ingots using proprietary equipment optimized for the solar industry. Solaicx is “making solar electricity cost effective”® by reducing the manufacturing cost of crystalline photovoltaics, which comprise more than 80 percent of all solar cells on the market today. The Solaicx process provides significant competitive advantages in terms of cost, quality and silicon utilization. For more information about Solaicx, visit www.solaicx.com.

Forward Looking Statements
Certain matters discussed in this news release are forward-looking statements, including the statement that the acquisition is expected to be accretive to earnings per share in 2011. This statement involves certain risks and uncertainties that could cause actual results to differ materially from that in the forward-looking statement. Potential risks and uncertainties include risks related to, among other things, the retention of employees of Solaicx and the ability of MEMC to successfully integrate Solaicx’s market opportunities, the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers, other business partners or governmental entities for both MEMC and Solaicx; other business effects, including the effects of industry, economic or political conditions outside of Solaicx’s or MEMC’s control; transaction costs; actual or contingent liabilities; the inability to predict the future success or market acceptance of Solaicx’s technology while part of MEMC; the highly competitive and rapidly evolving markets in which both Solaicx and MEMC compete; Solaicx’s limited operating history and the fluctuation of its past operating results; assumptions made by MEMC management with respect to the future results of its exisiting operations; and other risks described in MEMC’s filings with the Securities and Exchange Commission. These forward-looking statements represent MEMC’s judgment as of the date of this release. MEMC disclaims, however, any intent or obligation to update these forward-looking statements.

Contacts:
Bill Michalek
Corporate Communications
MEMC Electronic Materials, Inc.
(636) 474-5443